EXHIBIT 24.1

                               POWER OF ATTORNEY

       Each of the undersigned directors and officers of Chemed Corporation hereby severally constitutes and appoints Naomi C. Dallob, as attorney-in-fact for the undersigned, in any and all capacities, with full power of
substitution, to sign one or more registration statements on Form   S-4 of
Chemed Corporation and any amendments thereto (including any post-effective amendments) and any subsequent registration statement filed by Chemed Corporation and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.


                      SIGNATURES                             TITLE                                    DATE
           --------------------------------  -------------------------------------------           -----------

              /s/ Kevin J. McNamara          President, Chief Executive Officer
              -----------------------------  and Director (principal executive officer)            April 22, 2004
                  Kevin J. McNamara

              /s/ David P. Williams          Vice President and Chief Financial
              -----------------------------  Officer (principal financial officer)                 April 21, 2004
                  David P. Williams

              /s/ Edward L. Hutton           Director                                              April 20, 2004
              -----------------------------
                  Edward L. Hutton

              /s/ Joel F. Gemunder
              -----------------------------  Director                                              April 29, 2004
                  Joel F. Gemunder

              /s/ Thomas C. Hutton
              -----------------------------  Director                                              April 21, 2004
                  Thomas C. Hutton

              /s/ Sandra E. Laney
              -----------------------------  Director                                              April 21, 2004
                  Sandra E. Laney

              /s/ Timothy S. O'Toole
              -----------------------------  Director                                              April 23, 2004
                  Timothy S. O'Toole

              /s/ Donald E. Saunders
              -----------------------------  Director                                              April 23, 2004
                  Donald E. Saunders

              /s/ George J. Walsh III
              ----------------------------   Director                                              April 22, 2004
                  George J. Walsh III

              /s/ Frank E. Wood
              -----------------------------  Director                                              April 22, 2004
                  Frank E. Wood
